LITHIA ANNOUNCES RESULTS OF INVESTIGATION; REVISES PREVIOUSLY RELEASED PRELIMINARY 2007 EARNINGS

MEDFORD, OREGON, April 1st, 2008 (For immediate release) – Lithia Motors, Inc. (NYSE: LAD) Lithia Motors, Inc. announced that the previously reported investigation has been completed and special legal counsel, together with Ernst & Young LLP, the independent external accounting firm assisting special counsel, have issued their final report to the company’s Audit Committee which has accepted the report. The investigation examined certain irregularities in the reporting of car sales for purposes of manufacturer sponsored volume-based incentive programs. The report’s conclusions were that occurrences of misconduct were found only in a limited number of stores; the financial impact of known instances is inconsequential, the most significant instances of misconduct were previously detected by the company or through manufacturer audits; and the misconduct arose only at the store level and was not directed or encouraged by senior management. The financial impact of the irregularities detected by the investigation did not materially change from those identified in the Company’s March 17th Form 12b-25.

CEO Sid DeBoer stated, “We are pleased that the investigation is completed and our reporting problems were isolated and had minimal financial impact.”

Mr. DeBoer continued, “As the final investigative report was not delivered until March 29, KPMG LLP, our independent public accounting firm, has not had adequate time to review the results of the investigation. Accordingly, we are not able to file our Annual Report on Form 10-K within the time allotted; however, we are expecting to file our Annual Report in the near term.”

The Company also reported revised financial results for 2007, subject to completion of the independent public accountants’ final audit procedures. A copy of the company’s unaudited results and financial condition as of December 31, 2007 follows. Previously, the company had announced diluted EPS of $1.24 for the year-end 2007. As revised, unaudited diluted EPS increased $0.02 to $1.26 per share. The difference primarily results from a decision by management and the board of directors to not pay the cash bonuses earned under the Company’s 2007 Annual Bonus Plan to any of its senior executives because of the disappointing financial results for the year. The forfeiture of bonuses by senior management more than offset final year-end adjustments and accruals including a reserve established with respect to matters identified in the investigation. As a result of an analysis performed by the Company over revenue cutoff, revenue and income for the period were also adjusted to properly reflect the recognition of vehicle sales in accordance with Generally Accepted Accounting Principles. This resulted in certain vehicle sales initially recorded in the fourth quarter of 2007 to be recognized in the first quarter of 2008. The impact of this revenue cutoff matter was determined to be immaterial in prior periods.

About Lithia

Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 28 brands of new and all brands of used vehicles at 110 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com, or through the recently launched www.L2Auto.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 105,108 new and used vehicles and had $3.22 billion in total revenue in 2007. Lithia is publicly traded (NYSE:LAD) and is available on the web at www.Lithia.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors including, without limitation, the risk factors set in the company's filings with the SEC. Forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. We make forward-looking statements in this press release about the company’s projected earnings and financial results for 2007 and the anticipated filing date of the Annual Report on Form 10-K. Specific risks in this press release include the completion by its independent accounting firm of its audit procedures.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: 541-618-5770 or log-on to: www.lithia.com - go to Investor Relations

(In Thousands except per share
and unit data)

Lithia Motors, Inc.
Unaudited	Three Months Ended
December 31,	%
Increase	Increase
2007	2006	(Decrease)	(Decrease)

New vehicle sales	$400,650	$412,220	$(11,570)	(2.8)%
Used vehicle sales	179,074	182,254	(3,180)	(1.7)
Finance and insurance	23,568	25,957	(2,389)	(9.2)
Service, body and parts sales	95,291	86,986	8,305	9.5
Fleet and other revenues	1,041	1,563	(522)	(33.4)

Total revenues	699,624	708,980	(9,356)	(1.3)
Cost of sales	584,047	587,031	(2,984)	(0.5)

Gross Profit	115,577	121,949	(6,372)	(5.2)
Selling, general and administrative	103,183	95,148	8,035	8.4
expense
Depreciation and amortization	5,733	4,446	1,287	28.9

Operating income	6,661	22,355	(15,694)	(70.2)
Floorplan interest expense	(6,809)	(7,738)	(929)	(12.0)
Other interest expense	(5,376)	(4,427)	949	21.4
Other income, net	319	191	128	67.0

Income (loss) from continuing	(5,205)	10,381	(15,586)	NM
operations before income taxes
Income tax expense (benefit)	(2,002)	3,688	(5,690)	NM
Income Tax Rate	38.5%	35.5%

Income (loss) from continuing	(3,203)	6,693	(9,896)	NM
operations
Discontinued Operations:
Loss from operations, net of	(415)	(610)	195	(32.0)
income tax
Loss on disposal activities, net of	(1,088)	(554)	(534)	96.4
income tax

Net income (loss)	$(4,706)	$5,529	$(10,235)	NM

Diluted net income (loss) per share:
Continuing operations	$(0.16)	$0.33	$(0.49)	NM
Discontinued operations:
Loss from operations, net of income tax	$(0.02)	$(0.03)
Loss on disposal activities, net of	$(0.06)	$(0.03)
income tax

Net income (loss) per share	$(0.24)	$0.27	$(0.51)	NM

Diluted shares outstanding	19,597	(A)	22,041	(2,444)	(11.1)%

(A) Excludes shares issuable upon conversion of the convertible debt as well as common stock equivalents, as their effect on EPS would be antidilutive.
NM – Not Meaningful

Lithia Motors, Inc.	Three Months Ended
(Continuing Operations)	December 31,				%
			Increase		Increase
Unaudited	2007	2006	(Decrease)		(Decrease)

Unit Sales:
New vehicle	13,421	14,302	(881)		(6.2)%
Used - retail vehicle	8,263	8,869	(606)		(6.8)
Used - wholesale	5,466	5,821	(355)		(6.1)
Total Units Sold	27,150	28,992	(1,842)		(6.4)

Average Selling Price:
New vehicle	$29,852	$28,823	$1,029		3.6%
Used - retail vehicle	$17,338	$16,445	$893		5.4
Used - wholesale	$6,552	$6,254	$298		4.8

Key Financial Data:
Gross Profit Margin	16.5%	17.2%	-70	bps
SG&A as a % of Gross Profit	89.3%	78.0%	+1,130	bps
Operating Margin	1.0%	3.2%	-220	bps
Pre-Tax Margin	(0.7)%	1.5%	-220	bps

Gross Margin/Profit Data
New vehicle retail	7.1%	7.8%	-70	bps
Used vehicle retail	13.4%	14.6%	-120	bps
Used vehicle wholesale	0.2%	1.4%	-120	bps
Service, body & parts	46.0%	47.8%	-180	bps
Finance & insurance	100.0%	100.0%	0	bps
New retail gross profit/unit	$2,117	$2,250	$(133)
Used retail gross profit/unit	$2,324	$2,406	$(82)
Used wholesale gross profit/unit	$15	$90	$(75)
Finance & insurance/retail unit	$1,087	$1,120	$(33)

Lithia Motors, Inc.
(In Thousands except per share and
unit data)
Unaudited	Twelve Months Ended
	December 31,			%
			Increase	Increase
	2007	2006	(Decrease)	(Decrease)

New vehicle sales	$1,848,273	$1,773,132	$75,141	4.2%
Used vehicle sales	862,912	823,991	38,921	4.7
Finance and insurance	119,056	116,506	2,550	2.2
Service, body and parts sales	383,380	331,564	51,816	15.6
Fleet and other revenues	5,380	5,344	36	0.7

Total revenues	3,219,001	3,050,537	168,464	5.5
Cost of sales	2,674,349	2,529,543	144,806	5.7

Gross Profit	544,652	520,994	23,658	4.5
Selling, general and administrative expense	430,343	392,574	37,769	9.6
Depreciation and amortization	20,882	16,498	4,384	26.6

Operating income	93,427	111,922	(18,495)	(16.5)
Floorplan interest expense	(30,879)	(32,957)	(2,078)	(6.3)
Other interest expense	(19,943)	(14,244)	5,699	40.0
Other income, net	788	956	(168)	(17.6)

Income from continuing operations	43,393	65,677	(22,284)	(33.9)
before income taxes
Income tax expense	17,409	25,358	(7,949)	(31.3)
Income Tax Rate	40.1%	38.6%

Income from continuing operations	25,984	40,319	(14,335)	(35.6)%
Discontinued Operations:
Loss from operations, net of income tax	(1,129)	(2,461)	1,332	(54.1)
Loss on disposal activities, net of	(3,306)	(554)	(2,752)	496.8
income tax

Net income	$21,549	$37,304	(15,755)	(42.2)%

Diluted net income per share:
Continuing operations	$1.26	$1.91	$(0.65)	(34.0)%
Discontinued operations:
Loss from operations, net of income tax	$(0.05)	$(0.11)
Loss on disposal activities, net of income tax	$(0.15)	$(0.03)

Net income per share	$1.06	$1.77	$(0.71)	(40.1)

Diluted shares outstanding	22,082	22,102	(20)	(0.1)%

Lithia Motors, Inc.	Twelve Months Ended
(Continuing Operations) Unaudited	December 31,				%
			Increase		Increase
	2007	2006	(Decrease)		(Decrease)

Unit Sales:
New vehicle	63,470	63,960	(490)		(0.8)%
Used - retail vehicle	41,638	41,808	(170)		(0.4)
Used - wholesale	25,517	24,213	1,304		5.4
Total Units Sold	130,625	129,981	644		0.5

Average Selling Price:
New vehicle	$29,120	$27,723	$1,397		5.0%
Used - retail vehicle	$16,739	$16,175	$564		3.5
Used - wholesale	$6,503	$6,102	$401		6.6

Key Financial Data:
Gross Profit Margin	16.9%	17.1%	-20	bps
SG&A as a % of Gross Profit	79.0%	75.4%	+360	bps
Operating Margin	2.9%	3.7%	-80	bps
Pre-Tax Margin	1.3%	2.2%	-90	bps

Gross Margin/Profit Data
New vehicle retail	7.4%	7.7%	-30	bps
Used vehicle retail	14.8%	15.3%	-50	bps
Used vehicle wholesale	1.9%	2.5%	-60	bps
Service, body & parts	47.0%	48.2%	-120	bps
Finance & insurance	100.0%	100.0%	0	bps
New retail gross profit/unit	$2,162	$2,124	$38
Used retail gross profit/unit	$2,483	$2,473	$10
Used wholesale gross profit/unit	$122	$154	$(32)
Finance & insurance/retail unit	$1,133	$1,102	$31

Balance Sheet Highlights (Dollars in Thousands)
Unaudited
	December 31, 2007		December 31, 2006

Cash & Cash Equivalents	$21,665		$26,600
Trade Receivables*	109,387		118,528
Inventory	601,759		603,306
Assets held for sale	23,807		15,485
Other Current Assets	21,920		15,721

Total Current Assets	778,538		779,640

Real Estate, net	363,391		327,890
Equipment & Leases, net	98,355		89,213
Goodwill, net	311,527		307,424
Other Assets	74,924		75,190

Total Assets	$1,626,735		$1,579,357

Floorplan Notes Payable	$451,590		$499,679
Liabilities held for sale	17,857		11,610
Other Current Liabilities	115,644		118,650

Total Current Liabilities	585,091		629,939

Used Vehicle Flooring	122,550		95,614
Real Estate Debt	179,160		155,890
Other Long-Term Debt	153,785		140,879
Other Liabilities	77,937		63,642

Total Liabilities	$1,118,523		$1,085,964

Shareholders' Equity	508,212		493,393

Total Liabilities & Shareholders' Equity	$1,626,735		$1,579,357

*Note: Includes contracts-in-transit of $48,474 and $56,211 for 2007 and
2006

Other Balance Sheet Date (Dollars in
Thousands)

Current Ratio	1.3	x	1.2	x
LT Debt/Total Cap. (Excludes Real Estate)	35%		32%
Working Capital	$193,447		$149,701
Book Value per Basic Share	26.02		25.32